As filed with the Securities and Exchange Commission on July 7, 1998.
                                             Registration Statement 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 --------------

                             V.I. TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                         11-3238476
----------------------------               ------------------------------------
(State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or organization)

155 Duryea Road, Melville, New York                                   11747
----------------------------------------                            ----------
(Address of principal executive offices)                            (Zip Code)

                        Restated V.I. Technologies, Inc.
                        1998 Employee Stock Purchase Plan
                        ---------------------------------
                            (Full title of the plan)

                                Mr. John R. Barr
                      President and Chief Executive Officer
                                 155 Duryea Road
                            Melville, New York 11747

                     (Name and address of agent for service)
                                 (516) 752-7314
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                          Frank E. Lawatsch, Jr., Esq.
                 Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                              One Riverfront Plaza
                          Newark, New Jersey 07102-5497
                                 (973) 596-4500

                         Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------------
                                                                        Proposed        Proposed
       Title of Each Class                                Amount         Maximum         Maximum         Amount of
          of Securities                                   To Be      Offering Price     Aggregate       Registration
        to be Registered                               Registered(1)  Per Share(2)   Offering Price(2)      Fee(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share                    89,445        $11.3125       $1,011,847         $298.49
--------------------------------------------------------------------------------------------------------------------

        (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

        (2) Estimated in accordance with Rule 457(c) solely for the purposes of calculating the registration fee, based on the average high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq National Market on June 30, 1998.

                                     PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by V.I. Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Registration Statement No. 46933 on Form S-1 filed with the Commission on February 26, 1998, together with the amendments thereto on Forms S-1/A filed with the Commission on March 12, 1998, April 8, 1998, May 1, 1998, May 11, 1998 and June 5, 1998;

         (2) The Company's prospectus filed with the Commission on June 11, 1998 under SEC Rule 424(b)(4) in connection with the Company's aforementioned Registration Statement, in which there is set forth the audited financial statements for the Company's fiscal year ended December 31, 1997;

         (3) The Company's Registration Statement No. 000-24241 on Form 8-A filed with the Commission on May 13, 1998, in which there is described the terms, rights and provisions applicable to the Company's outstanding Common Stock; and

         (4) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article NINTH of the Company's Restated Certificate of Incorporation provides that directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit.

         Article TENTH of the Company's Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article TENTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article TENTH further permits the board of directors to authorize the grant of indemnification rights to other employees and agents of the Company and such rights may be equivalent to, or greater or less than, those set forth in Article TENTH.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation except to the extent indemnification is approved by a court.

         Pursuant to Section 145 of the General Corporation Law of the State of Delaware and the By-laws of the Company, the Company maintains directors' and officers' liability insurance for its executive officers and directors against certain liabilities they may incur in their capacity as such.

         The Company has entered into agreements with all of its directors and executive officers affirming the Company's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.                                  Description
-----------                                  -----------
4.1                   Restated V.I. Technologies, Inc. 1998 Employee Stock
                      Purchase Plan

4.2                   The Company's Restated Certificate of Incorporation
                      (incorporated by reference to Exhibit 3.8 to the Company's Registration Statement on Form S-1 (File No.
                      333-46933), filed February 26, 1998).

4.3 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.10 to the Company's
                      Registration Statement on Form S-1 (File No. 333-46933), filed February 26, 1998).

5.1                   Opinion of Gibbons, Del Deo, Dolan, Griffinger &
                      Vecchione.

23.1                  Consent of KPMG Peat Marwick LLP

23.2                  Consent of Gibbons, Del Deo, Dolan, Griffinger &
                      Vecchione (included in Exhibit 5.1)

Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on this 7th day of July, 1998.

                                     V.I. TECHNOLOGIES, INC.

                                     By:    /s/  John R. Barr
                                        --------------------------------
                                        John R. Barr
                                        President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                           Date
---------                        -----                           ----
/s/  John R. Barr                President and Chief Executive   July 7, 1998
-----------------------------    Officer and Director
John R. Barr                     (Principal Executive Officer)

/s/  Thomas Higgins              Executive Vice                  July 7, 1998
-----------------------------    President-Operations and
Thomas Higgins                   Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)

/s/  David Tendler               Director                        July 7, 1998
-----------------------------
David Tendler

/s/  Richard A. Charpie          Director                        July 7, 1998
-----------------------------
Richard A. Charpie

/s/  Jeremy Hayward-Surry.       Director                        July 7, 1998
-----------------------------
Jeremy Hayward-Surry

/s/  Bernard Horowitz, Ph.D      Director                        July 7, 1998
-----------------------------
Bernard Horowitz, Ph.D

/s/  Irwin Lerner                Director                        July 7, 1998
-----------------------------
Irwin Lerner

/s/  Peter D. Parker             Director                        July 7, 1998
-----------------------------
Peter D. Parker

/s/  Damion E. Wicker, M.D.      Director                        July 7, 1998
-----------------------------
Damion E. Wicker, M.D.

                                  EXHIBIT INDEX

No.                          Description                     Method of Filing

4.1                Restated V.I. Technologies, Inc.   Filed with this Registration
                   1998 Employee Stock Purchase Plan  Statement

4.2                Restated Certificate of            Incorporated by reference to
                   Incorporation                      Exhibit 3.8 to the Company's
                                                      Registration Statement on Form
                                                      S-1 (File No. 333-46933) filed
                                                      February 26, 1998

4.3                Amended and Restated By-Laws       Incorporated by reference to
                                                      Exhibit 3.10 to the Company's
                                                      Registration Statement on Form
                                                      S-1 (File No. 333-46933) filed
                                                      February 26, 1998

5.1                Opinion of Gibbons, Del Deo,       Filed with this Registration
                   Dolan, Griffinger & Vecchione      Statement

23.1               Consent of KPMG Peat Marwick LLP   Filed with this Registration
                                                      Statement

23.2               Consent of Gibbons, Del Deo,       Included in Exhibit 5.1
                   Dolan, Griffinger & Vecchione